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                                                                       EXHIBIT 5



                               November 10, 1998




  Dan River Inc.
  2291 Memorial Drive
  Danville, Virginia  24541

         Re:      Dan River Inc.
                  Registration Statement on Form S-8

  Gentlemen:

         We have acted as counsel for Dan River Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to (i) 1,129,000 shares of Class A Common Stock that may be issued pursuant to the Dan River Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"), (ii) 160,000 shares of Class A Common Stock that may be issued pursuant to the Dan River Inc. 1997 Stock Plan for Outside Directors (the "1997 Director Plan" and, together with the 1997 Stock Plan, the "1997 Plans"), (iii) 636,000 shares of Class A Common Stock that may be issued by the Company pursuant to stock options outstanding as of the date hereof that were issued under the 1997 Plans, (iv) 568,050 shares of Class A Common Stock that may be issued by the Company pursuant to stock options outstanding as of the date hereof that were issued under the Dan River Inc. Amended and Restated Stock Option Plan, amended as of December 30, 1994 (the "1994 Stock Plan" and, together with the 1997 Plans, the "Plans), (v) 266,800 shares of Class A Common Stock that may be purchased from an affiliate of the Company pursuant to stock options outstanding as of the date hereof that were issued under the 1994 Stock Plan (the "Affiliate Shares") and (vi) 348,251 shares of Class A Common Stock that may be issued by the Company pursuant to stock options outstanding as of the date hereof that were issued under The Bibb Company 1997 Omnibus Stock Incentive Plan (such options, together with the stock options that may be issued pursuant to the 1997 Plans, the "Options") (all such shares referred to in clauses (i) through (vi) are referred to herein as the "Shares").

         As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.






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  November 10, 1998
  Page 2



         For purposes of the opinion set forth in clause (ii) below, we have assumed the following: (i) the Shares that may be issued upon exercise of options issued under the Plans and upon exercise of the Options will continue to be duly authorized on the dates of such issuance and (ii) on the date on which any Option is exercised, such option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, we are of the opinion that:

                  (i) The Shares are duly authorized, and the Affiliate Shares are validly issued, fully paid and nonassessable.

                  (ii) When the Shares (other than the Affiliate Shares) are issued upon exercise of Options issued under the Plans against payment therefor as provided in the Options or the Plans, as the case may be, such Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of Dan River Inc. in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ KING & SPALDING